Exhibit 99.1

Avalon GloboCare Launches Online Sales of KetoAir Breathalyzer in the U.S. at Ketoair.us

FREEHOLD, N.J., July 18, 2024 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a developer of innovative cell-based technology, cellular therapy and precision diagnostics, today announced the official launch of online sales for the KetoAir™ breathalyzer device and related accessories in the U.S. The products are now available at www.ketoair.us.

KetoAir™ is a breathalyzer featuring Hot App shareable technology with AI-enabled software, specifically engineered for ketogenic health management (United States FDA registration number: 3026284320). By leveraging the nano-sensor-based technology and AI algorithms, the KetoAir™ breathalyzer is designed not only to assess the ketosis status of its individual user but to also seamlessly record diet and exercise details directly into the KetoAir™ app, accessible on both the Apple App Store and Google Play Store.

The FDA-registered KetoAirTM breathalyzer empowers users to take control of their health and wellness journey. Utilizing advanced breath testing nano-technology, aligned with the app’s AI nutritionist, it offers personalized nutritional and exercise recommendations tailored to individual health goals.

“We’re excited to launch online sales of KetoAir™ breathalyzer in the U.S.,” stated David Jin, M.D., Ph.D., President and Chief Executive Officer of Avalon GloboCare. “We believe the novel AI nutritionist feature sets a new standard in the market, providing users with a holistic solution to monitor and optimize their ketosis state and body fat burning rate. The ‘Blow to Know’ technology is designed to provide precise and immediate results with just a single exhale, allowing users to track how different foods and activities affect their ketone levels. Avalon has exclusive distributorship rights for the KetoAir™ breathalyzer in North America, South America, EU, and the UK, and will continue to work on the launch of its KetoAir™ breathalyzer sales in the remainder of these territories.”

To celebrate the launch, Avalon is offering a special introductory price of $199 (regular retail price $249). Use coupon code ‘intro20’ at checkout to receive a 20% discount.

For questions and inquiries about the KetoAir Breathalyzer, please contact the customer service team at support@ketoair.us.

Calling all Keto Coaches! Please contact the sales team at sales@ketoair.us to discuss partnership programs.

Follow KetoAir™ on social media:

Instagram: @ketoair_qa

Facebook: @KetoAirQA

TikTok: @ketoair_qa

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial stage company dedicated to developing and delivering innovative, transformative, precision diagnostics and clinical laboratory services. Avalon is working to establish a leading role in the innovation of diagnostic testing, utilizing proprietary technology to deliver precise, genetics-driven results. The Company also provides laboratory services, offering a broad portfolio of diagnostic tests, including drug testing, toxicology, and a broad array of test services, from general bloodwork to anatomic pathology, and urine toxicology. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

For the latest updates on Avalon GloboCare’s developments, please follow our twitter at @avalongc_avco

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of KetoAir and the product’s ability to compete with other testing methods for determining ketosis. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Form 8-Ks filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com